CONSULTING SERVICES AGREEMENT Between Darren Yeates of 62 Gilgandra Street, Indooroopilly in the State of Queensland (Executive) And Peabody Energy Australia Coal Pty Ltd (ABN 61 001 401 663) of Level 14/31 Duncan St, Fortitude Valley in the State of Queensland (Company) And Peabody Energy Corporation, a Delaware corporation (Peabody) 1. Consulting Period. Effective from 1 February 2027 ("Consulting Start Date") and ending on 31 January 2028 ("Consulting End Date"), unless terminated earlier as provided herein or extended by mutual agreement in writing (such period, the "Consulting Period"), Executive shall provide general consulting services under this agreement. 2. Services. Executive will provide services as a 'Consultant' to the Company and Peabody at the request of either party. The Executive's services will be at the direction of and reporting to the then-current Chief Executive Officer, President, and/or Chief Operating Officer of Peabody. 3. Time Commitment. Executive must provide consulting services to the Company and/or Peabody under this Agreement for up to a total of 40 hours per month during the Consulting Period. If specific projects require (at the Company's or Peabody's direction or approval) Executive to work more than 40 hours in a month, the Company or Peabody (as the case may be) will pay a pro-rata hourly rate for the additional time worked in accordance with clause 6. This Agreement is not a continuation of the Executive’s employment contract with PEAC, but rather a new and separate services agreement. 4. Indemnification. Executive shall be indemnified by the Company and Peabody for his services rendered during the Consulting Period on the same basis as if he were then a senior executive officer of the Company or Peabody. 5. Standard Fees for Services and Related Matters. During the Consulting Period, subject to Executive performing his obligations under this Agreement, the Company and Peabody shall pay Executive a minimum total cumulative monthly consulting fee of US$89,773 (the "Consulting Fees"), payable in arrears on the fifteenth of each calendar month. If services are requested by and provided to Peabody, Executive must issue an invoice to Peabody for payment for those services in USD based on the amount of time worked for Peabody in the month as set out in the invoice. Executive must issue an invoice to the Company for payment of the remainder of the Consulting Fees in AUD. The value of the Consulting Fees in AUD will be calculated on the first day of the Consulting Period using the Reserve Bank of Australia trailing 90-day average exchange rate and unless there is agreement to the contrary will remain fixed for the entire Consulting Period. Executive may only invoice the Company and Peabody for a combined total of the equivalent of the Consulting Fees, except where also invoicing for additional time. Payment of the invoice(s) by either the Company or Peabody (regardless of the entity to which the invoice is directed) discharges both of their obligations to Executive in respect of payment for the invoiced services. 6. Fees for additional time. If the Company or Peabody requires or approves the Executive to work more than 40 hours in a month, the Company or Peabody (as the case may be) shall pay Executive a pro rata hourly rate of US$2,244 for each additional hour worked. 7. [Reserved.] 8. Expense Reimbursement. Executive will be reimbursed for, or the Company will pay directly, all expenses reasonably incurred by Executive in connection with rendering the services, including travel and lodging expenses incurred in accordance with travel policy for the Chief Operating Officer of Peabody as in effect during the Consulting Period. Company will also provide Executive with administrative support to assist in arranging such travel and lodging, and will provide Executive with the use of such technology as may reasonably be required to perform the consulting services contemplated hereunder. 9. Status as an Independent Contractor. The Company, Peabody and Executive acknowledge and agree that the Company and Peabody shall not exercise general supervision or control over the time, place or manner in which Executive provides the consulting services hereunder, and that, in performing the consulting services pursuant to this Agreement, Executive shall be acting and shall act at all times as an independent contractor only and not as an employee, agent or partner of or with the Company, Peabody or their affiliates. Executive acknowledges that Executive is solely responsible for the payment of all Commonwealth, state, local and foreign taxes that are required by applicable laws or regulations to be paid with respect to the Consulting Fees and no such amounts shall be withheld and remitted to the applicable taxing authorities by the Company or Peabody unless legally required. 10. Insider Trading. During the Consulting Period, Executive will not be covered by Peabody's insider trading policy, but Executive may from time to time become aware of material non-public information in his role as a consultant for the Company and Peabody. Executive covenants and agrees that Executive will not disclose or otherwise trade on any material non-public information that he becomes aware of during the Consulting Period and will comply with applicable securities trading laws. 11. Non-Exclusive Services. The Company and Peabody acknowledge that Executive is not prohibited by this Agreement from obtaining employment with or otherwise providing services to another entity during the Consulting Period; provided, however; that such other employment or services do not interfere with Executive's ability to provide the services hereunder or breach any of the Executive's post-employment obligations owed to the Company or Peabody (refer to clause 13). For the avoidance of doubt, during the Consulting Period. Executive will no longer be subject to the limit on Board seats that is set forth in Peabody's corporate governance guidelines. 12. Treatment on Certain Terminations. The Company and Peabody may, at any time and in its sole discretion, terminate the Consulting Period and this Agreement with or without Cause (as defined below). Executive may also terminate the Consulting Period and this Agreement. Furthermore, the Consulting Period and this Agreement shall terminate effective immediately upon Executive's death or Disability. In the event (i) Executive's employment or services are terminated by the Company and Peabody without Cause or (ii) Executive's employment or services terminate due to his death or Disability, in the case (such date of termination of employment or services, the "Consulting Early Termination Date"), the Company and/or Peabody will provide the following payments and benefits to Executive: An amount equal to the Consulting Fees for the period between the Consulting Start Date and the Consulting End Date, to the extent such Consulting Fees have not yet been paid, such amount to be paid on the 30th day following the Consulting Early Termination Date. The payments and benefits set forth in this Section 12 shall be subject to Executive's execution of the Release in the Schedule within 21 calendar days following the Consulting Early Termination Date, and the non- revocation of the Release during the seven-day period following execution of the Release. If Executive's consulting relationship with the Company and Peabody is terminated for Cause or voluntarily by Executive, in any case prior to the Consulting End Date, Executive shall no longer be entitled to the payments and benefits that would otherwise be provided pursuant to this Agreement. For purposes of this Agreement, "Cause" means: (a) any willful fraud, dishonesty or misconduct of Executive that can reasonably be expected to have a detrimental effect on (i) the reputation or business of the Company, Peabody or any of their subsidiaries or affiliates or (ii) Executive's reputation or performance of his duties to the Company, Peabody or any of their subsidiaries or affiliates; (b) willful refusal or failure of Executive to comply with Peabody's Code of Business Conduct and Ethics, Anti-Corruption and Bribery policy or any other material corporate policy of the Company or Peabody; (c) Executive's willful or repeated failure to meet documented performance objectives or to perform his duties or to follow reasonable and lawful directives of the Chief Executive Officer; (d) Executive's conviction of, or plea of guilty or nolo contendere to (i) any felony; or (ii) any other criminal charge that may reasonably be expected to have a material detrimental effect on the reputation or business of the Company, Peabody or any of their subsidiaries or affiliates; or (e) Executive's willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, whether or not related to

Executive's employment with the Company, after being instructed to cooperate by the Chief Executive Officer or the willful destruction of or willful failure to preserve documents or other material known to be relevant to any such investigation; provided that with respect to clause (b) or (c) above, Executive shall have fifteen (15) business days following written notice of the conduct which is the basis for the potential termination for Cause within which to cure such conduct, to the extent it can be cured, to prevent termination for Cause by the Company and Peabody. If Executive reasonably cures the conduct that is the basis for the potential termination for Cause within such period, the Company's and/or Peabody's notice of termination shall be deemed withdrawn. For purposes of this Agreement, "Disability" means a mental or physical illness that renders Executive totally and permanently incapable of performing Executive's duties for the Company, Peabody or any of their subsidiaries. Notwithstanding the foregoing, a Disability shall not qualify under this Agreement if it is the result of (a) a willfully self-inflicted injury or willfully self-induced sickness, or (b) an injury or disease contracted, suffered, or incurred while participating in a felony criminal offense. 13. Post-employment obligations. Executive must continue to comply with all post-employment obligations owed to the Company and Peabody, including those in his employment contract dated 27 December 2024 (the "Employment Contract"), except to the extent they are varied by this Agreement. Specifically, the Executive acknowledges and agrees that, in consideration of the benefits in this Agreement, the non-solicitation obligations in the Employment Contract are extended and will continue to apply until 31 January 2028. The non-competition obligations remain as outlined in the Employment Contract. 14. General. This agreement supersedes all prior arrangements or agreements between the parties in relation to their subject matter. This agreement may only be varied in writing, signed by both parties. The Contractor (Executive) and the Contractor Personnel must keep this agreement confidential and must not disclose it to any other person except to obtain professional legal or accounting advice, if required by law or with the Company's and Peabody's prior written approval. This agreement is governed by the laws in, and the parties submit to the exclusive jurisdiction of the Courts of, Queensland. Signed as an agreement. Signed by Darren Yeates in the presence of Signature of witness Signature of Darren Yeates Name of witness (print) Date Murali Gadde /s/ Murali Gadde Darren Yeates 8/24/26

Signed for Peabody Energy Australia Coal Pty Ltd (ABN 61 001 401 663) by an authorised officer in the presence of Signature of officer Signature of witness Name of officer (print) Name of witness (print) Office held Date Signed for Peabody Energy Corporation, a Delaware corporation by an authorised officer in the presence of Signature of officer Signature of witness Name of officer (print) Name of witness (print) Office held Date /s/ Janelle Morrison Janelle Morrison /s/ Ferdinand Kruger Ferdinand Kruger Company Director 27/08/2026 /s/ Carolyn Sheppard Carolyn Sheppard /s/ Scott T. Jarboe Scott T. Jarboe Chief Administrator Officer 27 Aug. 2026

SCHEDULE – RELEASE DEED POLL THIS RELEASE DEED POLL (this "Release") is entered into by Darren Yeates ("Executive") for the benefit of Peabody Energy Australia Coal Pty Ltd (the "Company"), Peabody Energy Corporation ("Peabody"), and the other beneficiaries of this Release. Reference is made to the Consultant Services Agreement dated __8/24/2026__, 2026 (the "CSA"), by and between the Company, Peabody and Executive. Capitalized terms used and not defined herein shall have the meanings provided in the CSA. The entering into and non-revocation of this Release is a condition to Executive's right to receive the payments and benefits described in Section 12 of the CSA (the "Separation Benefits"). Accordingly, Executive agrees as follows: 1. In consideration for the Separation Benefits, to which Executive is not otherwise entitled, and the sufficiency of which Executive acknowledges, Executive represents and agrees, as follows: (a) Executive, for himself, his heirs, administrators, representatives, executors, successors and assigns (collectively “Releasers”), hereby irrevocably and unconditionally releases, acquits and forever discharges and agrees not to sue the Company, Peabody or any of their parents, subsidiaries, divisions, affiliates and related entities and their current and former directors, officers, and, in their official capacities as such, shareholders, trustees, employees, consultants, independent contractors, representatives, agents, servants, successors and assigns and all persons acting by, through or under or in concert with any of them (collectively “Releasees”), from all claims, rights and liabilities up to and including the date of this Release arising from or relating to Executive’s employment with (including service as a director), or termination of employment or services from (including termination of service as a director or consultant), the Company, Peabody and their subsidiaries and affiliates, and from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of actions, suits, rights, demands, costs, losses, debts and expenses in connection with Executive’s service as a consultant to the Company and Peabody and Executive’s employment and termination of employment with the Company and its subsidiaries, known or unknown, suspected or unsuspected and any claims of wrongful discharge, breach of contract, implied contract, promissory estoppel, defamation, slander, libel, tortious conduct, employment discrimination or claims under any federal, state or local employment statute, law, order or ordinance. Nothing contained herein shall restrict the parties’ rights to enforce the terms of this Release. (b) To the maximum extent permitted by law, Executive agrees that he has not filed, nor will he ever file, a lawsuit asserting any claims which are released by this Release, or to accept any benefit from any lawsuit which might be filed by another person or government entity based in whole or in part on any event, act, or omission which is the subject of this Release. (c) This Release specifically excludes (i) Executive’s rights and the Company’s and Peabody's obligations under the CSA, (ii) Executive’s rights as a stockholder or equity award holder of Peabody, (iii) claims which may not be released under applicable law and (iv) any indemnification or directors’ and officers’ liability insurance or similar rights Executive has as a current or former officer or director of the Company or Peabody. Nothing contained in this Release shall release Executive from his obligations under the CSA or Employment Contract that continue or are to be performed following Executive’s termination of employment with the Company, and Executive acknowledges that the Company and Peabody will have available to it all remedies at law and at equity, including injunctive relief, in the event that Executive breaches any of his obligations under the CSA or this Release. The covenants, representations and acknowledgments made by Executive in this Release shall continue to have full force and effect after the execution and effectiveness of this Release and the delivery of the Separation Benefits, and this Release shall inure to the benefit of each Releasee, and the successors and assigns of each of them, to the extent necessary to preserve the intended benefits of such provisions. (d) The parties agree that this Release shall not affect the rights and responsibilities of the US Equal Employment Opportunity Commission (hereinafter “EEOC”) to enforce ADEA and other laws. In addition, the parties agree that this Release shall not be used to justify interfering with Executive’s protected right to file a charge or participate in an investigation or proceeding conducted by the EEOC, the Securities and Exchange Commission (“SEC”)

or other government agency (or any equivalent Australian body or authority) to the extent he is permitted to do so by applicable law or making other disclosures that are protected under whistleblower provisions of federal law or regulation, in each case without the necessity of prior authorization from the Company and Peabody or the need to notify the Company and Peabody that he has done so. The parties further agree that Executive knowingly and voluntarily waives all rights or claims (that arose prior to Executive’s execution of this Release) the Releasers may have against the Releasees, or any of them, to receive any benefit or remedial relief (including, but not limited to, reinstatement, back pay, front pay, damages, attorneys’ fees, experts’ fees) as a consequence of any investigation or proceeding conducted by the EEOC or any equivalent Australian body or authority. 2. Executive acknowledges that the Company and Peabody have specifically advised him of the right to seek the advice of an attorney concerning the terms and conditions of this Release. Executive further acknowledges that he has been furnished with a copy of this Release, and he has been afforded twenty-one (21) calendar days in which to consider the terms and conditions set forth above prior to this Release. By executing this Release, Executive affirmatively states that he has had sufficient and reasonable time to review this Release and to consult with an attorney concerning his legal rights prior to the final execution of this Release. Executive further agrees that he has carefully read this Release and fully understands its terms. Executive acknowledges that he has entered into this Release, knowingly, freely and voluntarily. Executive understands that he may revoke this Release within seven (7) calendar days after signing this Release. Revocation of this Release must be made in writing and must be received by Gavin Neale, Associate General Counsel at the Company, Level 14, 31 Duncan Street, Fortitude Valley, Queensland 4006, and by Scott T. Jarboe, Chief Administrative Officer and Corporate Secretary at Peabody, 701 Market Street, St. Louis, Missouri USA 63101 and 1245 JJ Kelley Memorial Drive, Des Peres, MO 63131 within the time period set forth above. 3. This Release covers both claims that Executive knows about and those Executive may not know about. Executive expressly waives all rights afforded by any statute which limits the effect of a release with respect to unknown claims. Executive understands the significance of Executive’s release of unknown claims and Executive’s waiver of statutory protection against a release of unknown claims. 4. This Release will be governed by and construed in accordance with the laws of the State of Queensland, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Queensland or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Queensland to be applied. In furtherance of the foregoing, the internal law of the State of Queensland will control the interpretation and construction of this agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply. The provisions of this Release are severable, and if any part or portion of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable. 5. This Release shall become effective and enforceable on the eighth day following its execution by Executive, provided he does not exercise his right of revocation as described above. If Executive fails to sign and deliver this Release or revokes his signature, this Release will be without force or effect, and Executive shall not be entitled to the Separation Benefits. Executed as a deed poll. Signed, sealed and delivered by Darren Yeates in the presence of Signature of witness Signature of Darren Yeates Name of witness (print) Date /s/ Murali Gadde Murali Gadde Darren Yeates 8/24/2026